Exhibit 13

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
and Pursuant to Rule 13a-14(b)
under the Securities Exchange Act of 1934, as amended (the "Exchange Act")

In connection with the Annual Report on Form 20-F of China Petroleum & Chemical Corporation (the "Company") for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Su Shulin, as Chairman of the Company, Wang Tianpu, as President of the Company, and Dai Houliang, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and Rule 13a-14(b) under the Exchange Act, that, to the best of his knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/   Su Shulin
Name:    Su Shulin
Title:      Chairman
Date:      June 2, 2008

By: /s/   Wang Tianpu
Name:   Wang Tianpu
Title:     President
Date:     June 2, 2008

By: /s/   Dai Houliang
Name:   Dai Houliang
Title:     Senior Vice President and Chief Financial Officer
Date:     June 2, 2008

This certification accompanies the Report pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350 and shall not be deemed "filed" by the Company for purposes of §18 of the Exchange Act, or otherwise subject to the liability of that section.